UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Concord Plaza Drive San Antonio, Texas	78216-6999
(Address of principal executive offices)	(Zip Code)

(210) 828-8484
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

Tesoro Corporation on October 29, 2008 issued a press release announcing financial results for its third quarter ended September 30, 2008.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

We are including a reconciliation of net debt to net capitalization as included in our Form 8-K filed October 14, 2008.  Net debt represents total debt less cash and cash equivalents. Net capitalization represents the total of net debt and total stockholders’ equity. The Company believes net debt to net capitalization is useful in measuring financial leverage as we have historically used cash to prepay outstanding notes.  Net debt to net capitalization should not be considered as an alternative to debt to capitalization or any measure of financial leverage presented in accordance with accounting principles generally accepted in the United States of America. Net debt to net capitalization may not be comparable to similarly titled measures used by other companies.

The information above is being furnished, not filed, pursuant to Item 2.02 of Form 8-K.  Accordingly, the information in Item 2.02 of this Current Report, including the press release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release announcing third quarter financial results issued on October 29, 2008 by Tesoro Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 29, 2008

TESORO CORPORATION

		By:	/s/ OTTO C. SCHWETHELM
Otto C. Schwethelm
SVP, Chief Financial Officer & Treasurer

Index to Exhibits

Exhibit Number	Description

99.1	Press release announcing third quarter financial results issued on October 29, 2008 by Tesoro Corporation.

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